Exhibit 99.1

06/03/14

CareTrust REIT, Inc. Announces Completion of Spin-Off From The Ensign Group, Inc.

MISSION VIEJO, Calif., June 3, 2014 (GLOBE NEWSWIRE) – CareTrust REIT, Inc. (Nasdaq:CTRE) announced today the successful completion of its spin-off from The Ensign Group, Inc. (Nasdaq:ENSG). In the spin-off, Ensign stockholders received one share of CareTrust common stock for each share of Ensign common stock held at the close of business on May 22, 2014. The spin-off is effective from and after June 1, 2014, with CareTrust shares distributed on June 2, 2014.

“With the spin-off complete, we are excited to finally be a pure-play real estate business, and the newest REIT serving the growing healthcare industry,” said Greg Stapley, CareTrust’s Chief Executive Officer. He noted that CareTrust is seeking growth opportunities nationwide and intends to diversify its asset and tenant base.

Mr. Stapley also expressed appreciation to Ensign’s officers and directors who made the spin-off possible, and especially its legal and accounting staffs and the many outside consultants who worked tirelessly to complete the complex work of spinning out the new company and executing multiple financing transactions to facilitate the spin-off simultaneously. “Ensign will always be a part of our company’s heritage, and the foundation of our real estate portfolio, for which we are deeply grateful,” he added.

Since May 20, 2014, shares of CareTrust common stock have traded on a “when-issued” basis (Nasdaq:CTREV). The “when-issued” trading market was a market for shares of CareTrust common stock to be distributed to Ensign stockholders on the distribution date. Starting today, shares of CareTrust common stock will commence trading on the NASDAQ Global Select Market on a “regular-way” market (Nasdaq:CTRE).

As a result of the spin-off, CareTrust is now a separate and independent publicly traded, self-administered and self-managed real estate investment trust (“REIT”) primarily engaged in the ownership, acquisition and leasing of healthcare-related properties. CareTrust owns substantially all of the real property owned by Ensign prior to the spin-off, and leases these properties to Ensign on a triple-net basis (other than three independent living facilities which are operated by CareTrust). Ensign, through its consolidated operating subsidiaries, will continue to make acquisitions and provide healthcare services through its existing operations.

Wells Fargo Securities, LLC and Citigroup Global Markets Inc. served as lead financial advisors to Ensign in connection with the spin-off. Skadden, Arps, Slate, Meagher & Flom LLP served as Ensign’s primary legal advisor, and KPMG LLP provided tax advisory services.

About CareTrustTM

CareTrust REIT, Inc. is primarily engaged in the ownership, acquisition and leasing of healthcare-related properties. CareTrust is organized and conducts its operations to qualify as a REIT for U.S. federal income tax purposes. CareTrust generates revenues primarily by leasing healthcare facilities to healthcare operators in triple-net lease arrangements. CareTrust expects to grow its portfolio by pursuing opportunities to acquire additional properties that will be leased to a diverse group of local, regional and national healthcare providers, which may include Ensign, as well as senior housing operators and related businesses. CareTrust also anticipates diversifying its portfolio over time, including by acquiring properties in different geographic markets, and in different asset classes. More information about CareTrust is available at http://www.CareTrustREIT.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding operational strategies, growth prospects and operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement.

Risks and uncertainties related to CareTrust’s business, its industry and its common stock and include: expected benefits from the spin-off; the ability to make, on a timely or cost-effective basis, the changes necessary to operate as a separate and independent publicly traded company primarily focused on owning a portfolio of healthcare properties; the ability to qualify as a REIT or maintain status as a REIT; the ability and willingness of CareTrust’s tenants, operators or other third parties to meet and/or perform their obligations under their respective contractual arrangements with CareTrust, including CareTrust’s dependence upon Ensign to make payments to CareTrust under master leases; the ability of CareTrust’s tenants and operators, including Ensign, to comply with  federal, state and local licensure, certification and inspections laws and regulations; reduction of reimbursement rates from government and other third-party payors, upon which CareTrust’s tenants depend; CareTrust’s ability to retain its key management personnel; CareTrust’s level of indebtedness and covenants in CareTrust’s debt agreements, which may limit operational flexibility;  fluctuating interest rates; the impact of healthcare reform legislation on CareTrust and its tenants, which cannot be accurately predicted; and other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the information statement filed as an exhibit to CareTrust’s registration statement on Form 10 filed with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect CareTrust’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, CareTrust does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

CONTACT: CareTrust REIT, Inc., (949) 540-2000, ir@caretrustreit.com

SOURCE: CareTrust REIT, Inc.

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